EXPRESS, INC. REPORTS SECOND QUARTER 2020 RESULTS

•Second quarter comparable sales of negative 24%
•eCommerce continued to accelerate; second consecutive month of positive demand
•Second quarter diluted loss per share of $1.67; adjusted diluted loss per share of $1.48
•Ended quarter with $193 million in cash
•Identified additional $40 million of liquidity benefits bringing the total to $425 million

Columbus, Ohio - August 26, 2020 - Fashion apparel retailer Express, Inc. (NYSE: EXPR), announced its financial results for the second quarter of 2020. These results, which cover the thirteen weeks ended August 1, 2020, are compared to the thirteen weeks ended August 3, 2019.

“When we began the transformation of Express, we certainly did not anticipate a global pandemic, and none of us could have imagined the duration or magnitude of its impact on the retail apparel industry”, said Tim Baxter, Chief Executive Officer. “And while we have taken decisive and appropriate action to protect the financial health of our Company over this extended period of time, we have also continued to advance each of the four foundational pillars of our corporate strategy. I am encouraged by the momentum in our eCommerce business, the strong response to our August fashion deliveries, and the increase in customer engagement with our brand messages. While mall traffic continues to be challenging, I would expect our results to improve as we move through the back half of the year.”

Second Quarter 2020 Operating Results:

•Consolidated net sales decreased 48% to $245.7 million from $472.7 million in the second quarter of 2019, with consolidated comparable sales down 24%.
◦Comparable retail sales, which includes both Express stores and e-commerce, decreased 28% compared to the second quarter of 2019.
◦Comparable outlet sales decreased 15% versus the second quarter of 2019.
•Gross margin was (17.9)% of net sales compared to 26.8% in last year's second quarter. The decrease was driven by the sales impact of COVID-19, the liquidation of spring inventory that accumulated as a result of store closures, and a $6.8 million non-cash impairment charge taken against certain long-lived store assets.
•Selling, general, and administrative (SG&A) expenses were $92.8 million, 37.8% of net sales, versus $135.7 million, 28.7% of net sales, in last year's second quarter. The decrease was driven primarily by the COVID-19 mitigation actions taken by the Company, a reduction in variable costs driven by the sales decline, and the previously announced corporate restructuring.
•Operating loss was $136.3 million compared to a loss of $9.8 million in the second quarter of 2019.
•Income tax benefit was $29.5 million at an effective tax rate of 21.5%, compared to income tax expense of $0.7 million at an effective tax rate of (8.1)% in last year's second quarter. The Company's effective tax rate for the second quarter of 2020 was impacted primarily by the recording of a valuation allowance against the Company's deferred tax assets.

•Net loss was $107.8 million, or a loss of $1.67 per diluted share. On an adjusted basis, net loss was $95.6 million, or a loss of $1.48 per diluted share for the second quarter of 2020. The adjusted loss excludes the income tax benefit from the Coronavirus Aid Relief and Economic Security (CARES) Act of $9.1 million, as well as the negative non-cash impacts of the $16.2 million deferred tax asset valuation allowance and the $6.8 million pretax impairment charge mentioned above. This compares to a net loss of $9.7 million, or a loss of $0.14 per diluted share, in the second quarter of 2019. On an adjusted basis, net loss was $7.2 million, or a loss of $0.11 per diluted share, in the second quarter of 2019.

Second Quarter 2020 Balance Sheet Highlights:

•Cash and cash equivalents totaled $192.9 million versus $154.0 million at the end of the second quarter of 2019.
•Capital expenditures totaled $10.1 million for the twenty-six weeks ended August 1, 2020, compared to $12.1 million for the twenty-six weeks ended August 3, 2019.
•Inventory was $232.3 million at the end of the second quarter, down 14% compared to $268.8 million at the end of the prior year’s second quarter.
•Long-term debt was $165 million at the end of the second quarter.

COVID-19 Impact Mitigation Actions:

The Company continued to aggressively pursue additional liquidity measures and now expects to realize $425 million of related benefits in 2020, which is an increase from the previously announced $385 million. These benefits are the result of a number of actions taken to maintain liquidity throughout the COVID-19 pandemic. Examples of these actions and steps taken to support associates include:

•Accessed $165 million from its $250 million asset based credit facility
•Cut second quarter inventory receipts by over $100 million
•Lowered expected annual capital expenditures by approximately $25 million
•Identified cost savings of approximately $95 million dollars to be realized in 2020, including the impact from our previously announced COVID-19 mitigation actions, and a decrease in our variable costs as a result of the decline in sales
•Negotiated $20 million in rent abatements with a number of landlords
•Anticipated cash benefits in 2020 from the CARES Act of approximately $20 million, including the expanded operating loss carry back, employer payroll tax credit and deferral provisions. Additional significant cash benefits from the CARES Act are also expected to be realized in 2021.
•Implemented work from home protocols to maintain productivity
•Furloughed associates while maintaining medical benefits

Liquidity benefits of $195 million were realized in the first quarter and $85 million were realized in the second quarter. These benefits are incremental to the previously announced cost savings associated with The EXPRESSway Forward strategy.

Store Reopening Progress:

The Company took a phased approach to reopening stores in the second quarter, with the pace and staffing calibrated to mall traffic and consumer demand. As of August 26, 2020, the Company has opened 538 stores, in accordance with the latest federal and state guidelines. The Company took a number of actions to provide a safe and comfortable environment for our associates and customers:

•Trained associates on a wide range of health and safety protocols
•Implemented enhanced cleaning and sanitizing procedures across all stores
•Designated a maximum capacity for each store
•Installed plexiglass shields at all checkout counters
•Required all associates in all stores to wear face coverings
•Enabled curbside pickup at key locations
•Introduced enhanced ship from store and buy online pick-up in store (BOPIS) capabilities in the vast majority of retail stores

Third Quarter 2020 Guidance:

Due to the uncertainty of the current environment, the Company will not provide guidance for the third quarter or the year at this time, with the exception of capital expenditures, which are expected to be in the range of $20 million to $25 million for the full year 2020.

Conference Call Information:

A conference call to discuss second quarter 2020 results is scheduled for August 26, 2020 at 8:30 a.m. Eastern Time (ET). Investors and analysts interested in participating in the call are invited to dial (877) 683-0508 approximately ten minutes prior to the start of the call. The conference call will also be webcast live at http://www.express.com/investor and remain available for 90 days. A telephone replay of this call will be available at 12:00 p.m. ET on August 26, 2020 until 11:59 p.m. ET on September 2, 2020 and can be accessed by dialing (800) 585-8367 and entering the replay pin number 8687438*. In addition, an investor presentation of second quarter 2020 results will be available at http://www.express.com/investor at approximately 7:00 a.m. ET on August 26, 2020.

About Express, Inc.:

Express is a modern, versatile, dual gender apparel and accessories brand that helps people get dressed for every day and any occasion. Launched in 1980 with the idea that style, quality and value should all be found in one place, Express has always been a brand of the now, offering some of the most important and enduring fashion trends. Express aims to Create Confidence & Inspire Self-Expression through a design & merchandising view that brings forward The Best of Now for Real Life Versatility.

The company operates over 500 retail and factory outlet stores in the United States and Puerto Rico, as well as an online store. Express, Inc. is traded on the NYSE under the symbol EXPR. For more information, please visit www.express.com.

Forward-Looking Statements:

Certain statements are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include any statement that does not directly relate to any historical or current fact and include, but are not limited to (1) guidance and expectations, including statements regarding expected operating margins, comparable sales, effective tax rates, interest income, net income, diluted earnings per share, and capital expenditures, (2) statements regarding expected store openings, store closures, store conversions, and gross square footage, and (3) statements regarding the Company's strategy, plans, and initiatives, including, but not limited to, results expected from such strategy, plans, and initiatives. Forward-looking statements are based on our current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict, and significant contingencies, many of which are beyond the Company's control. Many factors could cause actual results to differ materially and adversely from these forward-looking statements. Among these factors are (1) changes in consumer spending and general economic conditions; (2) the COVID-19 impact and its continued impact on our business operations, store traffic, employee availability, financial condition, liquidity and cash flow; (3) our ability to identify and respond to new and changing fashion trends, customer preferences, and other related factors; (4) fluctuations in our sales, results of operations, and cash levels on a seasonal basis and due to a variety of other factors, including our product offerings relative to customer demand, the mix of merchandise we sell, promotions, and inventory levels; (5) customer traffic at malls, shopping centers, and at our stores; (6) competition from other retailers; (7) our dependence on a strong brand image; (8) our ability to adapt to changing consumer behavior and develop and maintain a relevant and reliable omni-channel experience for our customers; (9) the failure or breach of information systems upon which we rely; (10) our ability to protect customer data from fraud and theft; (11) our dependence upon third parties to manufacture all of our merchandise; (12) changes in the cost of raw materials, labor, and freight; (13) supply chain or other business disruption, including as a result of the coronavirus; (14) our dependence upon key executive management; (15) our ability to execute our growth strategy, EXPRESSway Forward, including engaging our customers and acquiring new ones, executing with precision to accelerate sales and profitability, creating great product and reinvigorating our brand; (16) our substantial lease obligations; (17) our reliance on third parties to provide us with certain key services for our business; (18) impairment charges on long-lived assets; (19) claims made against us resulting in litigation or changes in laws and regulations applicable to our business; (20) our inability to protect our trademarks or other intellectual property rights which may preclude the use of our trademarks or other intellectual property around the world; (21) restrictions imposed on us under the terms of our asset-based loan facility, including restrictions on the ability to effect share repurchases; (22) changes in tax requirements, results of tax audits, and other factors that may cause fluctuations in our effective tax rate; (23) changes in tariff rates; and (24) natural disasters, extreme weather, public health issues, including pandemics, fire, acts of terrorism or war and other events that cause business interruption. Additional information concerning these and other factors can be found in Express, Inc.'s filings with the Securities and Exchange Commission. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events, or otherwise, except as required by law.

Investor Contact:	Media Contact:
Dan Aldridge	Alysa Spittle
VP, Investor Relations	Director, Communications
Express	Express
(614) 474-4890	(614) 474-4745

Schedule 1
Express, Inc.
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	August 1, 2020	February 1, 2020	August 3, 2019
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$192,894	$207,139	$153,959
Receivables, net	18,806	10,824	12,527
Income tax receivable	88,724	3,000	2,635
Inventories	232,302	220,303	268,805
Prepaid rent	6,829	6,850	7,456
Other	26,337	22,573	27,363
Total current assets	565,892	470,689	472,745

RIGHT OF USE ASSET, NET	902,211	1,010,216	1,097,924

PROPERTY AND EQUIPMENT	989,589	979,639	994,796
Less: accumulated depreciation	(773,972)	(731,309)	(723,979)
Property and equipment, net	215,617	248,330	270,817

TRADENAME/DOMAIN NAMES/TRADEMARKS	—	—	197,618
DEFERRED TAX ASSETS	—	54,973	6,427
OTHER ASSETS	3,724	6,531	7,076
Total assets	$1,687,444	$1,790,739	$2,052,607

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Short-term lease liability	$207,672	$226,174	$223,888
Accounts payable	143,491	126,863	145,168
Deferred revenue	30,932	38,227	34,836
Accrued expenses	145,999	76,211	73,419
Total current liabilities	528,094	467,475	477,311

LONG-TERM LEASE LIABILITY	816,877	897,304	993,312
LONG-TERM DEBT	165,000	—	—
OTHER LONG-TERM LIABILITIES	28,597	19,658	23,520
Total liabilities	1,538,568	1,384,437	1,494,143

COMMITMENTS AND CONTINGENCIES

Total stockholders’ equity	148,876	406,302	558,464
Total liabilities and stockholders’ equity	$1,687,444	$1,790,739	$2,052,607

Schedule 2
Express, Inc.
Consolidated Statements of Income
(In thousands, except per share amounts)
(Unaudited)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	August 1, 2020	August 3, 2019	August 1, 2020	August 3, 2019
NET SALES	$245,703	$472,715	$455,978	$923,986
COST OF GOODS SOLD, BUYING AND OCCUPANCY COSTS	289,760	346,217	546,242	674,985
Gross (loss)/profit	(44,057)	126,498	(90,264)	249,001
OPERATING EXPENSES:
Selling, general, and administrative expenses	92,805	135,723	191,970	271,090
Other operating (income)/expense, net	(568)	535	(661)	(775)
Total operating expenses	92,237	136,258	191,309	270,315

OPERATING LOSS	(136,294)	(9,760)	(281,573)	(21,314)

INTEREST EXPENSE/(INCOME), NET	1,023	(783)	1,079	(1,495)
OTHER EXPENSE, NET	—	—	2,733	—
LOSS BEFORE INCOME TAXES	(137,317)	(8,977)	(285,385)	(19,819)
INCOME TAX (BENEFIT)/EXPENSE	(29,547)	726	(23,565)	(182)
NET LOSS	$(107,770)	$(9,703)	$(261,820)	$(19,637)

EARNINGS PER SHARE:
Basic	$(1.67)	$(0.14)	$(4.07)	$(0.29)
Diluted	$(1.67)	$(0.14)	$(4.07)	$(0.29)

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	64,645	67,253	64,338	67,049
Diluted	64,645	67,253	64,338	67,049

Schedule 3
Express, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Twenty-Six Weeks Ended
	August 1, 2020	August 3, 2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(261,820)	$(19,637)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	37,323	43,243
Loss on disposal of property and equipment	1	860
Impairment of property, equipment and lease assets	21,483	2,281
Equity method investment impairment	3,233	500
Share-based compensation	4,962	4,796
Deferred taxes	63,621	164
Landlord allowance amortization	(208)	(1,181)
Other non-cash adjustments	(500)	(500)
Changes in operating assets and liabilities:
Receivables, net	(7,982)	4,841
Income tax receivable	(85,724)	(1,136)
Inventories	(11,999)	(1,039)
Accounts payable, deferred revenue, and accrued expenses	75,588	(22,655)
Other assets and liabilities	(8,361)	(8,809)
Net cash (used in) provided by operating activities	(170,383)	1,728

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(10,130)	(12,145)
Net cash used in investing activities	(10,130)	(12,145)

CASH FLOWS FROM FINANCING ACTIVITIES:
Costs incurred in connection with debt arrangements	—	(849)
Proceeds from financing arrangements	167,548	—
Payments on lease financing obligations	—	(54)
Repayments of financing arrangements	(712)	—
Repurchase of common stock under share repurchase program	—	(4,889)
Repurchase of common stock for tax withholding obligations	(568)	(1,502)
Net cash provided by (used in) financing activities	166,268	(7,294)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(14,245)	(17,711)
CASH AND CASH EQUIVALENTS, Beginning of period	207,139	171,670
CASH AND CASH EQUIVALENTS, End of period	$192,894	$153,959

Schedule 4
Express, Inc.
Supplemental Information - Consolidated Statements of Income
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
The Company supplements the reporting of its financial information determined under United States generally accepted accounting principles (GAAP) with certain non-GAAP financial measures: adjusted net loss, adjusted operating loss, and adjusted diluted earnings per share. The Company believes that these non-GAAP measures provide additional useful information to assist stockholders in understanding its financial results and assessing its prospects for future performance. Management believes adjusted net loss, adjusted operating loss, and adjusted diluted earnings per share are important indicators of the Company's business performance because they exclude items that may not be indicative of, or are unrelated to, the Company's underlying operating results, and may provide a better baseline for analyzing trends in the business. In addition, adjusted diluted earnings per share is used as a performance measure in the Company's long-term executive compensation program for purposes of determining the number of equity awards that are ultimately earned and adjusted operating loss is a metric used in our short-term cash incentive compensation plan. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names. These adjusted financial measures should not be considered in isolation or as a substitute for reported net loss, operating loss, or diluted earnings per share. These non-GAAP financial measures reflect an additional way of viewing the Company's operations that, when viewed with the GAAP results and the below reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of the Company's business. Management strongly encourages investors and stockholders to review the Company's financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

	Thirteen Weeks Ended August 1, 2020
(in thousands, except per share amounts)	Operating Loss	Income Tax Impact	Net Loss	Diluted Earnings per Share	Weighted Average Diluted Shares Outstanding
Reported GAAP Measure	$(136,294)		$(107,770)	$(1.67)	64,645
Impairment of property, equipment and lease assets	6,805	(1,830)	4,975	0.08
Valuation allowance on deferred taxes (a)	—	16,244	16,244	0.25
Tax impact of the CARES Act (b)	—	(9,084)	(9,084)	(0.14)
Adjusted Non-GAAP Measure	$(129,489)		$(95,635)	$(1.48)

a.Valuation allowance provided against incurred and forecasted 2020 losses and previously recognized deferred tax assets, less net operating losses utilized within CARES Act.
b.The Company recognized an income tax benefit of $9.1 million primarily due to a net operating loss carryback under the CARES Act.

	Twenty-Six Weeks Ended August 1, 2020
(in thousands, except per share amounts)	Operating Loss	Income Tax Impact	Net Loss	Diluted Earnings per Share	Weighted Average Diluted Shares Outstanding
Reported GAAP Measure	$(281,573)		$(261,820)	$(4.07)	64,338
Impairment of property, equipment and lease assets	21,483	(5,686)	15,797	0.25
Equity method investment impairment (a)	—	(642)	2,091	0.03
Valuation allowance on deferred taxes (b)	—	77,319	77,319	1.20
Tax impact of the CARES Act (c)	—	(28,557)	(28,557)	(0.44)
Tax impact of executive departures (d)	—	111	111	—
Adjusted Non-GAAP Measure	$(260,090)		$(195,059)	$(3.03)

a.Impairment before tax was $2.7 million and was recorded in other expense, net.
b.Valuation allowance provided against incurred and forecasted 2020 losses and previously recognized deferred tax assets, less net operating losses utilized within CARES Act.
c.The Company recognized an income tax benefit of $28.6 million primarily due to a net operating loss carryback under the CARES Act.
d.Represents the tax impact related to the expiration of former executive non-qualified stock options.

	Thirteen Weeks Ended August 3, 2019
(in thousands, except per share amounts)	Operating Loss	Income Tax Impact		Net Loss	Diluted Earnings per Share	Weighted Average Diluted Shares Outstanding
Reported GAAP Measure	$(9,760)			$(9,703)	$(0.14)	67,253
Impairment of property, equipment and lease assets	2,281	(593)		1,688	0.03
Impact of CEO departure	—	822	(a)	822	0.01
Adjusted Non-GAAP Measure	$(7,479)			$(7,193)	$(0.11)

a.Represents the tax impact of the expiration of our former CEO's non-qualified stock options.

	Twenty-Six Weeks Ended August 3, 2019
(in thousands, except per share amounts)	Operating Loss	Income Tax Impact		Net Loss	Diluted Earnings per Share	Weighted Average Diluted Shares Outstanding
Reported GAAP Measure	$(21,314)			$(19,637)	$(0.29)	67,049
Impairment of property, equipment and lease assets	2,281	(593)		1,688	0.03
Impact of CEO departure	—	822	(a)	822	0.01
Adjusted Non-GAAP Measure	$(19,033)			$(17,127)	$(0.26)

a.Represents the tax impact of the expiration of our former CEO's non-qualified stock options.

Schedule 5
Express, Inc.
Real Estate Activity
(Unaudited)

Second Quarter 2020 - Actual				August 1, 2020 - Actual
Company-Operated Stores	Opened	Closed	Conversion	Store Count	Gross Square Footage
United States - Retail Stores	—	(2)	—	378
United States - Outlet Stores	1	—	—	215
Total	1	(2)	—	593	5.0 million

Third Quarter 2020 - Projected				October 31, 2020 - Projected
Company-Operated Stores	Opened	Closed	Conversion	Store Count	Gross Square Footage
United States - Retail Stores	1	(2)	—	377
United States - Outlet Stores	—	(1)	—	214
Total	1	(3)	—	591	5.0 million

Full Year 2020 - Projected				January 30, 2021 - Projected
Company-Operated Stores	Opened	Closed	Conversion	Store Count	Gross Square Footage
United States - Retail Stores	1	(26)	—	356
United States - Outlet Stores	1	(9)	—	206
Total	2	(35)	—	562	4.8 million